EXHIBIT 21

EMC INSURANCE GROUP INC.

ORGANIZATIONAL CHART

EMC INSURANCE GROUP INC.

Illinois EMCASCO Insurance Company	EMC Reinsurance Company
Dakota Fire Insurance Company
Farm and City Insurance Company
EMCASCO Insurance Company

EMC Underwriters, LLC

201